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                                            Exhibit 23.01


                  Consent of Independent Accountants

We hereby consent to the inclusion in this annual report on Form 10-K and to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-82125 and 333-17533) of Portola Packaging, Inc., of our reports dated November 11, 1999 on our audits of the consolidated financial statements and financial statement schedule of Portola Packaging, Inc. and Subsidiaries as of August 31, 1999, 1998 and 1997 and for each of the three years in the period ended August 31, 1999, which reports are included in this annual report on Form 10-K.


PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
November 22, 1999